                                                                      EXHIBIT 12

                              GROVE WORLDWIDE LLC
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                PREDECESSOR
                                                   ---------------------------------------------------------------------
                                                                             FISCAL YEAR ENDED
                                                   ---------------------------------------------------------------------
                                                   OCTOBER 2,   OCTOBER 1,   SEPTEMBER 30,  SEPTEMBER 28,  SEPTEMBER 27,
                                                      1993         1994          1995           1996           1997
                                                   -----------  -----------  -------------  -------------  -------------
Earnings (loss) before income taxes..............   $   6,168    $   4,203     $  35,782      $  47,636      $  68,469
Interest expense.................................       2,771        3,170         2,614          3,326          2,042
Amortization of deferred financing costs.........      --           --            --             --             --
Portion of rent expense representative of
  interest (a)...................................         850          832           535            935          1,162
                                                   -----------  -----------  -------------  -------------  -------------
Earnings before fixed charges....................   $   9,789    $   8,205     $  38,931      $  51,897      $  71,673
                                                   -----------  -----------  -------------  -------------  -------------
                                                   -----------  -----------  -------------  -------------  -------------
Fixed charges:
  Interest expense...............................   $   2,771    $   3,170     $   2,614      $   3,326      $   2,042
Amortization of deferred financing costs.........      --           --            --             --             --
Portion of rent expense representative of
  interest (a)...................................         850          832           535            935          1,162
                                                   -----------  -----------  -------------  -------------  -------------
      Total fixed charges........................   $   3,621    $   4,002     $   3,149      $   4,261      $   3,204
                                                   -----------  -----------  -------------  -------------  -------------
                                                   -----------  -----------  -------------  -------------  -------------
Ratio of earnings to fixed charges...............         2.7          2.1          12.4           12.2           22.4
                                                   -----------  -----------  -------------  -------------  -------------


                                                                                   COMPANY              PRO FORMA
                                                                                 -----------  ------------------------------

                                                    NINE MONTHS   SEVEN MONTHS   TWO MONTHS    FISCAL YEAR     NINE MONTHS

                                                       ENDED          ENDED         ENDED         ENDED           ENDED

                                                     JUNE 28,       APRIL 28,     JUNE 27,    SEPTEMBER 27,  ENDED JUNE 27,

                                                       1997           1998          1998          1997            1998

                                                   -------------  -------------  -----------  -------------  ---------------

Earnings (loss) before income taxes..............    $  45,068      $  16,109     $  (7,670)    $  32,287       $  (3,589)

Interest expense.................................        1,926            938         7,025        38,339          28,822

Amortization of deferred financing costs.........       --             --               301         1,750           1,313

Portion of rent expense representative of
  interest (a)...................................          978            832           238         1,162           1,070

                                                   -------------  -------------  -----------  -------------       -------

Earnings before fixed charges....................    $  47,972      $  17,879     $    (106)    $  73,538       $  27,616

                                                   -------------  -------------  -----------  -------------       -------

                                                   -------------  -------------  -----------  -------------       -------

Fixed charges:
  Interest expense...............................    $   1,926      $     938     $   7,025     $  38,339       $  28,822

Amortization of deferred financing costs.........       --             --               301         1,750           1,313

Portion of rent expense representative of
  interest (a)...................................          978            832           238         1,162           1,070

                                                   -------------  -------------  -----------  -------------       -------

      Total fixed charges........................    $   2,904      $   1,770     $   7,564     $  41,251       $  31,205

                                                   -------------  -------------  -----------  -------------       -------

                                                   -------------  -------------  -----------  -------------       -------

Ratio of earnings to fixed charges...............         16.5           10.1            (b)          1.8              (c)

                                                   -------------  -------------  -----------  -------------       -------


------------------------

(a) Deemed to be one-third of interest expense

(b) Earnings before fixed charges were insufficient to cover fixed charges by $7,670 for the two months ended June 27, 1998. Earnings for the two months June 27, 1998 include non-cash charges of $13,050.

(c) Pro forma earnings before fixed charges were insufficient to cover fixed charges by $3,589 for the nine months ended June 27, 1998. Earnings for the nine months June 27, 1998 include non-cash charges of $15,154.